EXHIBIT 2.1
                                                                    -----------

                            STOCK PURCHASE AGREEMENT

                                     between

                               LMI AEROSPACE, INC.

                                       and

                                   BRIAN GEARY


                            Dated as of May 15, 2002


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I    DEFINITIONS.......................................................1
         SECTION 1.1.    Definitions...........................................1

ARTICLE II   PURCHASE AND SALE OF SHARES..  ...................................7
         SECTION 2.1.    Basic Transaction.....................................7
         SECTION 2.2.    Payment of Purchase Price.............................7
         SECTION 2.3.    Escrow................................................7
         SECTION 2.4.    Additional Consideration..............................7
         SECTION 2.5.    The Closing...........................................7
         SECTION 2.6.    Closing Deliveries by the Seller......................8
         SECTION 2.7.    Closing Deliveries by the Buyer.......................8

ARTICLE III  REPRESENTATIONS OF THE SELLER.....................................9
         SECTION 3.1.    Authorization of Transaction..........................9
         SECTION 3.2.    Brokers' Fees.........................................9
         SECTION 3.3.    Shares................................................9
         SECTION 3.4.    Organization, Qualification, and Corporate Power......9
         SECTION 3.5.    Capitalization.......................................10
         SECTION 3.6.    Noncontravention.....................................12
         SECTION 3.7.    Title to Assets......................................12
         SECTION 3.8.    Subsidiaries.........................................12
         SECTION 3.9.    Financial Statements.................................12
         SECTION 3.10.   Events Subsequent to Latest Balance Sheet............12
         SECTION 3.11.   Undisclosed Liabilities..............................14
         SECTION 3.12.   Legal Compliance.....................................15
         SECTION 3.13.   Tax Matters..........................................15
         SECTION 3.14.   Real Property........................................17
         SECTION 3.15.   Intellectual Property................................19
         SECTION 3.16.   Tangible Assets......................................21
         SECTION 3.17.   Inventory............................................21
         SECTION 3.18.   Contracts............................................22
         SECTION 3.19.   Notes and Accounts Receivable........................23
         SECTION 3.20.   Powers of Attorney...................................23
         SECTION 3.21.   Insurance............................................24
         SECTION 3.22.   Litigation...........................................24
         SECTION 3.23.   Product Warranty.....................................25
         SECTION 3.24.   Product Liability....................................25
         SECTION 3.25.   Employees............................................25
         SECTION 3.26.   Employee Benefits....................................25
         SECTION 3.27.   Environmental Matters................................29
         SECTION 3.28.   Permits..............................................30
         SECTION 3.29.   Backlog..............................................30
         SECTION 3.30.   No Conflict of Interest..............................30
         SECTION 3.31.   Bank Accounts........................................31
         SECTION 3.32.   Customers and Suppliers..............................31
         SECTION 3.33.   Claims Against Officers and Directors................31
         SECTION 3.34.   Improper and Other Payments..........................32
         SECTION 3.35.   Investments/Loans; Affiliates........................32
         SECTION 3.36.   Taxes................................................32
         SECTION 3.37.   Pension..............................................32
         SECTION 3.38.   Debt.................................................32
         SECTION 3.39    Accuracy of Statements...............................32
         SECTION 3.40    Product Approvals....................................33
         SECTION 3.41    Southern Stretch Form Corporation and
                         Standard Bent Metal, Inc.............................33

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE BUYER......................33
         SECTION 4.1.    Organization of the Buyer............................33
         SECTION 4.2.    Authorization of Transaction.........................33
         SECTION 4.3.    Noncontravention.....................................34
         SECTION 4.4.    Brokers' Fees........................................34
         SECTION 4.5.    Legal Compliance.....................................34
         SECTION 4.6.    Litigation...........................................34
         SECTION 4.7.    Accuracy of Statements...............................34
         SECTION 4.8.    Securities Laws......................................34

ARTICLE V    COVENANTS........................................................35
         SECTION 5.1.    General..............................................35
         SECTION 5.2.    Notices and Consents.................................35
         SECTION 5.3.    Operation of Business................................35
         SECTION 5.4.    Full Access..........................................37
         SECTION 5.5.    Exclusivity..........................................38
         SECTION 5.6.    Efforts..............................................38
         SECTION 5.7.    Maintenance of Insurance.............................38
         SECTION 5.8.    Notice and Supplemental Information..................38
         SECTION 5.9.    Press Releases and Public Announcements..............39
         SECTION 5.10.   Consistent Tax Reporting.............................39
         SECTION 5.11.   Resignation of Officers and Directors................39
         SECTION 5.12.   Transition...........................................39
         SECTION 5.13.   Confidentiality......................................39
         SECTION 5.14.   Noncompetition.......................................40
         SECTION 5.15.   Post-Closing Covenants...............................41

ARTICLE VI   CONDITIONS TO OBLIGATION OF THE BUYER............................41
         SECTION 6.1.    Representations and Warranties True as of
                         Closing Date.........................................42
         SECTION 6.2.    Compliance with Covenants............................42
         SECTION 6.3.    Consents.............................................42
         SECTION 6.4.    Actions or Proceedings...............................42
         SECTION 6.5.    Certificate..........................................42
         SECTION 6.6.    Financial Condition at Closing.......................42
         SECTION 6.7.    Opinion of Counsel...................................42
         SECTION 6.8.    Resignations.........................................42
         SECTION 6.9.    Employment Agreements................................42
         SECTION 6.10.   Site Assessments.....................................42
         SECTION 6.11.   Customer Assurances..................................43
         SECTION 6.12.   Financing............................................43
         SECTION 6.13.   FIRPTA Certificate...................................43
         SECTION 6.14.   Termination of Certain Agreements....................43
         SECTION 6.15.   Insurance............................................43
         SECTION 6.16.   Contracts............................................43
         SECTION 6.17.   Sale of Standard Bent Metal, Inc.....................43
         SECTION 6.18.   Leased Real Property.................................43
         SECTION 6.19.   Board Approval.......................................44
         SECTION 6.20.   No Material Adverse Effect...........................44
         SECTION 6.21.   Documents............................................44
         SECTION 6.22.   Consent and Joinder Agreement........................44
         SECTION 6.23.   Seller Purchase of Assets............................44
         SECTION 6.24.   Dennis Geary Compensation............................44

ARTICLE VII  CONDITIONS TO OBLIGATION OF THE SELLER...........................44
         SECTION 7.1.    Representations and Warranties True as of Closing....44
         SECTION 7.2.    Compliance with Covenants............................45
         SECTION 7.3.    Actions or Proceedings...............................45
         SECTION 7.4.    Certificate..........................................45
         SECTION 7.5.    Opinion of Counsel...................................45
         SECTION 7.6.    Documents............................................45
         SECTION 7.7.    Approval of Secured Promissory Note and Collateral...45

ARTICLE VIII SURVIVAL AND REMEDY; INDEMNIFICATION.............................45
         SECTION 8.1.   Survival of Representations and Warranties............45
         SECTION 8.2.   Indemnification by the Seller.........................46
         SECTION 8.3.   Indemnification by the Buyer..........................48
         SECTION 8.4.   Third-Party Claims....................................49
         SECTION 8.5.   Other Indemnification Provisions......................50

ARTICLE IX   TAX MATTERS......................................................51
         SECTION 9.1.   Tax Matters...........................................51
         SECTION 9.2.   Tax Periods Ending on or Before the Closing Date......51
         SECTION 9.3.   Tax Periods Beginning Before and Ending After
                        the Closing Date......................................51
         SECTION 9.4.   Cooperation on Tax Matters............................52
         SECTION 9.5.   Tax Sharing Agreements................................52
         SECTION 9.6.   Certain Taxes.........................................52

ARTICLE X    POST-CLOSING AGREEMENTS..........................................53
         Section 10.1.  Buyer's Obligation to Deliver Titles..................53
         Section 10.2.  Seller's Obligation Relating to Commercial Lease......53

ARTICLE X    TERMINATION......................................................53
         SECTION 11.1.  Termination of Agreement..............................53
         SECTION 11.2.  Effect of Termination.................................54

ARTICLE XII  MISCELLANEOUS....................................................54
         SECTION 12.1.  Expenses..............................................54
         SECTION 12.2.  No Third-Party Beneficiaries..........................54
         SECTION 12.3.  Entire Agreement......................................54
         SECTION 12.4.  Succession and Assignment.............................55
         SECTION 12.5.  Counterparts..........................................55
         SECTION 12.6.  Headings..............................................55
         SECTION 12.7.  Notices...............................................55
         SECTION 12.8.  Governing Law.........................................56
         SECTION 12.9.  Arbitration...........................................56
         SECTION 12.10. Amendments and Waivers................................56
         SECTION 12.11. Severability..........................................56
         SECTION 12.12. Construction..........................................56
         SECTION 12.13. Incorporation of Exhibits, Annexes and Schedules......57
         SECTION 12.14. Specific Performance..................................57

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                        EXHIBITS AND DISCLOSURE SCHEDULES


Exhibit A         Escrow Agreement
Exhibit B         Unaudited Balance Sheet Acquired Companies March 31, 2002
Exhibit C         Accountants' Report
Exhibit D         Promissory Note
Exhibit E         Consent and Joinder Agreement
Exhibit F         Seller's Opinion of Counsel
Exhibit G         Buyer's Opinion of Counsel

Schedule 3.3      Shares
Schedule 3.5      Capitalization
Schedule 3.5(a)   Exceptions Regarding Versaform Stock
Schedule 3.5(b)   Exceptions Regarding 541775 B.C. Stock
Schedule 3.5(c)   Exceptions Regarding Versaform Canada Stock
Schedule 3.6      Noncontravention
Schedule 3.7      Title to Assets
Schedule 3.9      Financial Statements
Schedule 3.10     Events Subsequent to Latest Balance Sheet
Schedule 3.10(b)  Contracts More Than $100,000
Schedule 3.10(c)  Accelerated or Termination of Contracts
Schedule 3.10(e)  Capital Expenditure More Than $25,000
Schedule 3.10(g)  Debt More Than $25,000
Schedule 3.10(l)  Sale of Stock
Schedule 3.10(q)  Increase Compensation
Schedule 3.10(r)  Bonus Plan
Schedule 3.11     Undisclosed Liabilities
Schedule 3.12     Legal Compliance
Schedule 3.13     List of Tax Returns
Schedule 3.14     Real Property
Schedule 3.14(a)  Owned Property
Schedule 3.14(b)  Leased Property
Schedule 3.15     Intellectual Property
Schedule 3.15(a)  Intellectual Property Used and Not Owned by Acquired Companies
Schedule 3.15(b)  Intellectual Property Infringed by Acquired Companies
Schedule 3.15(c)  Intellectual Property Patents Owned by Acquired Companies
Schedule 3.15(d)  Intellectual Property Owned by Third Parties
Schedule 3.17     Inventory
Schedule 3.18     Contracts
Schedule 3.21     Insurance
Schedule 3.22     Litigation
Schedule 3.23     Product Warranty
Schedule 3.25(i)  Employees and Compensation More Than $70,000
Schedule 3.25(ii) Employees Who Have No Plans to Leave
Schedule 3.26     Employee Benefits
Schedule 3.27     Environmental Matters
Schedule 3.27(c)  No Liabilities and Disposition of Substance
Schedule 3.27(d)  Equipment Which Contains Substance
Schedule 3.28     Permits
Schedule 3.29     Backlog
Schedule 3.30     No Conflicts
Schedule 3.31     Bank Accounts
Schedule 3.32     Customers and Suppliers
Schedule 3.32(a)  Major Customers and Major Suppliers
Schedule 3.32(c)  Price Reductions
Schedule 3.33     Claims Against Officers and Directors
Schedule 4.6      Buyer's Litigation
Schedule 5.3      Operation of Business

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT, dated as of May 15, 2002, by and between LMI Aerospace, Inc., a Missouri corporation (the "Buyer") and Brian Geary, an individual (the "Seller").

          WHEREAS, the Seller is the owner of all of the outstanding capital stock of Versaform Corporation, a California corporation ("Versaform") of 541775 B.C., Ltd., a British Columbia corporation ("541775 B.C.") (collectively, the "Shares");

          WHEREAS, the Buyer desires to purchase the Shares from the Seller and the Seller desires to sell to the Buyer all of the Shares.

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1. Definitions. The following terms shall have the following meanings for the purposes of this Agreement.

          "Acquired Companies" means Versaform, Versaform Canada (a wholly-owned subsidiary of 541775 B.C.), and 541775 B.C.

          "Acquired Company" means any one of the Acquired Companies.

          "Additional Consideration" has the meaning set forth in Section 2.4 below.

          "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

          "Affiliate" means, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign Law.

          "Agreement"  means  this  Stock  Purchase  Agreement,   including  all
exhibits and schedules hereto, as it may be amended from time to time.

          "Authority" means any governmental regulatory or administrative body, governmental agency, governmental subdivision or authority, any court or judicial authority, any public, private or industry governmental regulatory authority, whether foreign, national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any regulation.

          "Backlog" means orders for which there is a specific delivery date for a specified product at a specified price.

          "Business" means, with respect to Versaform, the business of aerospace metal forming, with respect to 541775 B.C., the business of acting as a holding company, and with respect to Versaform Canada, the business of commercial and aerospace metal bending.

          "Buyer" has the meaning set forth in the preface above.

          "Buyer's Representatives" has the meaning set forth in Section 5.4 below.

          "Buyer Indemnified Parties" has the meaning set forth in Section 8.2 below.

          "Cash Amount" means Nine Million Five Hundred Sixty-Six Thousand Dollars ($9,566,000.00).

          "Closing" has the meaning set forth in Section 2.5 below.

          "Closing Date" has the meaning set forth in Section 2.5 below.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Competitive Business" has the meaning set forth in Section 5.14(a) below.

          "Confidential   Information"  means  any  information  concerning  the
Business and affairs of each of the Acquired Companies that is not already generally available to the public.

          "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

          "Directors" shall mean all of the members of the Board of Directors of the Acquired Companies.

          "Employee" means each employee and leased employee regardless of whether the term is initially capitalized.

          "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

          "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

          "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

          "Environmental Laws" mean all federal, state, provincial, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, materials or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, and the Waste Management Act, R.S.B.C. 1996 c. 482;
Canadian Environmental Protection Act, 1999; S.C. 1999, c. 33 and any regulations thereto, each as amended, any so-called "Superlien" law, and any other similar federal, state, provincial or local statutes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means the U.S. Bank, National  Association,  Attention:
Brian Kabbas, 1 U.S. Bank Plaza, St. Louis, Missouri 63101.

          "ERISA Affiliate" means, with respect to an Acquired Company, any other Person that, together with the Acquired Company, would be treated as a single employer under Section 414 of the Code.

          "Escrow Agreement" shall mean the Escrow Agreement entered into by and among the Buyer, the Seller and the Escrow Agent with respect to the Escrowed Funds, in the form attached hereto as Exhibit A with only such changes as shall be in form and substance satisfactory to the parties, acting reasonably.

          "Escrowed Funds" has the meaning set forth in Section 2.3 below.

          "Financial Statements" means the following:

               (a) the audited financial statements of Versaform for the June 30, 1999, June 30, 2000 and June 30, 2001 fiscal years (including all notes thereto), which are included in Schedule 3.9 consisting of the balance sheet at such dates and the related statements of earnings and cash flows for the twelve (12) month periods then ended;

               (b) the unaudited financial statements of Versaform Canada and 541775 B.C. for the May 31, 1999, May 31, 2000 and May 31, 2001 fiscal years (including all notes thereto), which are included in Schedule 3.9, consisting of the balance sheet at such dates and the related statements of earnings and cash flows for the twelve (12) month periods then ended; and

               (c) the unaudited financial statements of the Acquired Companies as of March 31, 2002 (which shall include, for comparative purposes, financial statements as of March 31, 2001), which are included in
          Schedule 3.9, consisting of the balance sheet at such date and the related statement of earnings for the nine (9) month period then ended; provided, however, that the inventory as reflected on the Versaform financial statements shall have been audited.

          "GAAP" means with respect to Versaform, United States generally accepted accounting principles as in effect from time to time as consistently applied by Versaform and, with respect to 541775 B.C. and Versaform Canada, Canadian generally accepted accounting principles as in effect from time to time as consistently applied by 541775 B.C. and Versaform Canada, respectively.

          "Hazardous Substance" means any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Laws) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Laws.

          "Indemnified Party" has the meaning set forth in Section 8.4 below.

          "Indemnifying Party" has the meaning set forth in Section 8.4 below.

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means what is known or should have been known after reasonable investigation.

          "Latest Balance Sheet" means the unaudited balance sheet of the Acquired Companies dated as of March 31, 2002 attached hereto as Exhibit B; provided, however, that the inventory balance on such balance sheet shall be determined in accordance with the Independent Accountants' Report on Applying Agreed Upon Procedures issued by Nation Smith Hermes Diamond and dated May 3, 2002, a copy of which is attached hereto as Exhibit C.

          "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Authority.

          "Leased Property" has the meaning set forth in Section 3.14(b) below.

          "Leases" has the meaning set forth in Section 3.14(b) below.

          "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

          "Major Customers" has the meaning set forth in Section 3.32(a)(i) below.

          "Major Suppliers" has the meaning set forth in Section 3.32(a)(ii) below.

          "Material Adverse Effect" shall mean any circumstances, developments or matters whose effect on the Business any of the Acquired Companies, properties, assets, results, operations, conditions (financial and other) and prospects, either alone or in the aggregate, is or would reasonably be expected to be materially adverse.

          "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Owned Property" has the meaning set forth in Section 3.14(a) below.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permits" has the meaning set forth in Section 3.28 below.

          "Permitted Liabilities" means Liabilities owed to trade creditors, to employees for wages, to governmental entities for payroll and personal property taxes and other like Liabilities incurred in the Ordinary Course of Business with maturities of less than one (1) year and Liabilities for income and franchise taxes for the fiscal year beginning in 2001 not in excess of the amount of the Reserve for Tax Liability.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Promissory Note" means the Seller's non-negotiable promissory note, in the form attached hereto as Exhibit D, in the amount of One Million Three Hundred Thousand Dollars ($1,300,000.00) payable in thirty-six (36) consecutive monthly installments, the first thirty-five (35) of which shall be in the amount of Thirty-Six Thousand One Hundred and Eleven Dollars and Eleven Cents ($36,111.11) and the thirty-sixth (36th) payment shall be in the amount of Thirty-Six Thousand One Hundred Eleven Dollars and Fifteen Cents ($36,111.15) with the first such payment being payable on July 1, 2002, bearing interest at the rate of seven percent (7%) per annum, compounded annually.

          "Purchase Price" means Eleven Million Three Hundred Sixty-Six Thousand Dollars ($11,366,000.00) of which Ten Million Three Hundred Sixty-Six Thousand
Dollars ($10,366,000.00) shall be in consideration of the Versaform Shares and One Million Dollars ($1,000,000.00) shall be in consideration of the 541775 B.C. Shares plus any amounts payable pursuant to Section 2.4.

          "Reserve for Tax Liability" means the reserve for unpaid state, federal and foreign income and franchise taxes determined in accordance with
Section 8.2(b).

          "Schedules"   means  the  disclosure   schedules   accompanying   this
Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Seller" has the meaning set forth in the preface above

          "Shares" means the four hundred and seventy-five (475) shares of common stock, no par value per share, of Versaform held of record by the Seller and the one hundred (100) shares of common stock, no par value per share of 541775 B.C. held of record by the Seller.

          "Subsidiary" means any corporation, partnership or limited liability company with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Third Party Claim" has the meaning set forth in Section 8.4 below.

          "Threshold Amount" has the meaning set forth in Section 8.2(a) below.

          "Transaction" means the acquisition by the Buyer of all of the Shares of Versaform and 541775 B.C., which is the subject of this Agreement.

          "Versaform" has the meaning set forth in the first Whereas clause above.

          "Versaform Canada" means Versaform Canada Corporation, a British Columbia corporation.

          "541775 B.C." has the meaning set forth in the first Whereas clause above.


                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

          SECTION 2.1. Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, or cause to be sold, to the Buyer, all of the Shares for the Purchase Price specified herein, subject to possible adjustments as provided for in Section 2.4 of this Agreement.

          SECTION 2.2. Payment of Purchase Price. On the Closing Date, in consideration for the Shares, the Buyer shall pay to the Seller the Cash Amount. The Cash Amount shall be paid to the Seller by means of wire transfer of immediately available funds to an account or accounts designated by the Seller in a written notice which shall include complete wire transfer instructions delivered to the Buyer no less than five (5) days prior to the Closing Date.

          SECTION 2.3. Escrow. On the Closing Date, the Buyer shall deposit by wire transfer of immediately available funds with the Escrow Agent the amount of Five Hundred Thousand Dollars ($500,000.00) (the "Escrowed Funds") in an interest-bearing escrow account (the "Escrow Account") which amount shall be held therein for up to twelve (12) months commencing on the Closing Date, in accordance with the Escrow Agreement.

          SECTION 2.4. Additional Consideration. No later than ninety (90) days after each of the first, second and third anniversaries of the Closing Date, the Buyer shall deliver to the Seller the Buyer's bank check in an amount equal to five percent (5%) of the amount of net sales proceeds collected by Versaform during the twelve (12) calendar months ending on each such anniversary pursuant to agreements as currently existing and as exist in the future from time to time by and between Versaform and Hamilton Sundstrand (including all subsidiaries, affiliates and assignees of United Technologies and their subsidiaries and affiliates excluding Sikorsky Aircraft Corporation) minus Three Million Dollars ($3,000,000.00) for each such twelve (12) month calculation ("Additional Consideration"). For the purpose of this Section 2.4, net sales shall include only those sales that are a direct or indirect result of Seller's sales efforts whether before or after Closing. In the event Seller questions any one or more of the calculations of Additional Consideration provided by this Section 2.4, Seller shall give written notice to Buyer of his intent to review all such matters and Seller shall have the unrestricted right, during Buyer's normal business hours and upon two (2) days prior written notice, to inspect, photocopy and review all documents, reports and data used by Buyer in making all determinations directly related thereto.

          SECTION 2.5. The Closing. The closing of this Transaction (the "Closing") shall take place at the offices of Gallop, Johnson & Neuman, 101 South Hanley, Suite 1600, St. Louis, Missouri 63105, commencing at 10:00 a.m. local time on the earlier of (i) June 30, 2002, or (ii) five (5) business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate this Transaction (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine, but in any event no later than June 30, 2002 (the "Closing Date"). It is the intent of the parties that the Buyer shall assume control of the Acquired Companies immediately after the Closing.

          SECTION 2.6. Closing Deliveries by the Seller. To effect the transfer referred to in Section 2.1 hereof and the delivery of the Purchase Price, the Seller shall deliver the following at the Closing:

               (a) certificates evidencing the Shares, free and clear of any and all Liens, duly endorsed in blank by the Seller for transfer or accompanied by stock powers duly executed in blank;

               (b) all consents, approvals, releases and waivers from governmental Authorities and other third parties required or necessary to consummate this Transaction satisfactory in form and substance to the Buyer and its counsel;

               (c) the executed Escrow Agreement duly executed by the Seller;

               (d) all other documents required to be delivered to the Buyer pursuant to Article VI hereof not specifically mentioned above in this
          Section 2.6; and

               (e) the Consent and Joinder Agreement executed by the Seller's wife and in the form attached thereto as Exhibit E.

          All instruments and documents executed and delivered to the Buyer pursuant hereto shall be in form and substance and shall be executed in a manner satisfactory to the Buyer and its counsel.

          SECTION 2.7. Closing Deliveries by the Buyer. To effect the transfer referred to in Section 2.1 hereof and the delivery of the Purchase Price, the Buyer shall deliver the following at the Closing:

               (a) to the Seller, the Cash Amount by wire transfer of immediately available funds to such account or accounts of which the Seller shall have given written notice to the Buyer hereunder not later than five (5) business days prior to the Closing Date;

               (b) to Stephen Prior, by wire transfer of immediately available funds to such account or accounts of which Stephen Prior shall have given written notice to the Buyer hereunder not later than five (5) business days prior to the Closing Date, the amount of his fees as a broker, finder or agent to the Seller in connection with the Transaction but not in excess of One Hundred Ninety-Nine Thousand Dollars ($199,000.00);

               (c) the Promissory Note to the Seller;

               (d) the Escrowed Funds with the Escrow Agent;

               (e) the Escrow Agreement duly executed by the Buyer; and

               (f) all other documents required to be delivered to the Seller pursuant to Article VII hereof not specifically mentioned above in this Section 2.7.

          All instruments and documents executed and delivered to the Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, satisfactory to the Seller and his counsel.


                                   ARTICLE III
                          REPRESENTATIONS OF THE SELLER

          The Seller hereby represents and warrants to the Buyer that the statements contained in Sections 3.1 through 3.34 and Sections 3.39 through 3.41 of this Article III are correct and complete as of the date of this Agreement, and except as amended pursuant to Section 5.8, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Schedules hereto. The Seller hereby represents and warrants to the Buyer that the statements contained in Sections 3.35 through Section 3.38 of this Article III will be correct and complete as of the Closing Date. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). An item disclosed in any Schedule shall be deemed disclosed for purposes of all Schedules.

          SECTION 3.1. Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate this Transaction.

          SECTION 3.2. Brokers' Fees. Neither the Seller nor any of the Acquired Companies has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Transaction for which the Buyer could become liable or obligated. Both Buyer and Seller agree that Seller shall be solely responsible for all fees and remuneration to be paid to Stephen Prior other than for those fees and remuneration described in Section 2.7(b).

          SECTION 3.3. Shares. Except as set forth on Schedule 3.3, the Seller holds of record and owns beneficially all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Shares (other than this Agreement). Except as set forth on Schedule 3.3, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Shares.

          SECTION 3.4. Organization, Qualification, and Corporate Power.

               (a) Versaform. Versaform is a corporation duly organized, validly existing, and in good standing under the Laws of the State of California. Versaform is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on Versaform. Versaform has full corporate power and authority and all licenses, Permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it. The copies of the articles of incorporation and bylaws of Versaform (as amended to date) which have been (or will be) delivered to the Buyer are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Versaform are correct and complete. Versaform is not in default under or in violation of any provision of its articles of incorporation or bylaws.

               (b) 541775 B.C. 541775 B.C. is a corporation duly organized, valid and existing under the Laws of British Columbia. 541775 B.C. is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on 541775 B.C. 541775 B.C. has full corporate power and authority and all licenses, Permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it. The copies of the articles of incorporation and bylaws of 541775 B.C. (as amended to date) which have been (or will be) delivered to the Buyer are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of 541775 B.C. are correct and complete. 541775 B.C. is not in default under or in violation of any provision of its articles of incorporation or bylaws.

               (c) Versaform Canada. Versaform Canada is a corporation duly organized, valid and existing under the Laws of British Columbia. Versaform Canada is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on Versaform Canada. Versaform Canada has full corporate power and authority and all licenses, Permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it. The copies of the articles of incorporation and bylaws of Versaform Canada (as amended to date) which have been (or will be) delivered to the Buyer are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Versaform Canada are correct and complete. Versaform Canada is not in default under or in violation of any provision of its articles of incorporation or bylaws.

          SECTION 3.5.  Capitalization.

               (a) Versaform. The entire authorized capital stock of Versaform consists of five hundred (500) shares of common stock, no par value, of which four hundred and seventy-five (475) shares are issued and outstanding and twenty-five (25) shares are unissued. All of the issued and outstanding Shares of Versaform have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. Except as set forth on Schedule 3.5(a),there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require Versaform to issue, sell, or otherwise cause to become outstanding any of the Shares of Versaform. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Shares of Versaform. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Shares of Versaform.

               (b) 541775 B.C. The entire authorized capital stock of 541775 B.C. consists of (i) one million (1,000,000) shares of common stock, no par value, of which one hundred (100) shares are issued and outstanding and nine hundred ninety-nine thousand nine hundred (999,900) shares are unissued, and (ii) one thousand two hundred (1,200) preference shares, no par value, redeemable at One Hundred Dollars ($100.00) per share, of which no shares are issued and outstanding and one thousand two hundred (1,200) shares are held in treasury. All of the issued and outstanding shares of 541775 B.C.
          common stock and preferred stock have been duly authorized, are validly issued, fully paid, and nonassessable, and all of such shares of common stock are held of record by the Seller and all of such shares of preferred stock are held of record by Versaform. Except as set forth on Schedule 3.5(b), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require 541775 B.C. to issue, sell, or otherwise cause to become outstanding any of the shares of 541775 B.C. common stock or preferred stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the shares of 541775 B.C. common stock or preferred stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the shares of 541775 B.C. common stock or preferred stock.

               (c) Versaform Canada. The entire authorized capital of Versaform Canada consists of two thousand (2,000) Common Shares, no par value, of which one hundred eight (108) shares are issued and outstanding and one thousand eight hundred ninety-two (1,892) shares are unissued. All of the issued and outstanding shares of Versaform Canada common stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Versaform. Except as set forth on Schedule 3.5(c), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require Versaform Canada to issue, sell, or otherwise cause to become outstanding any of the shares of Versaform Canada common stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the shares of Versaform Canada common stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the shares of Versaform Canada common stock. Versaform holds of record and beneficially owns all of the issued and outstanding shares of Versaform Canada common stock free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims and demands. Versaform is not a party to any option, warrant, purchase right or other Contract or commitment that could require Versaform to sell, transfer, or otherwise dispose of any shares of Versaform Canada common stock. Except as set forth on Schedule 3.5(c), Versaform is not a party to any voting trust, proxy or other agreement or understanding with respect to any shares of Versaform Canada common stock.

               (d) The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Buyer at the Closing will be sufficient to transfer the Seller's entire interest, legal and beneficial, in the Shares and, after such transfer, the Buyer shall own all of the Shares. The Seller has full power and authority (including full corporate power and authority) to convey good and marketable title to all of the Shares, and upon transfer to the Buyer of the certificates representing such Shares, the Buyer will receive good and marketable title to such Shares, free and clear of all Liens.

          SECTION 3.6. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of this Transaction will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Acquired Companies is subject or any provision of the articles of incorporation or bylaws of the Acquired Companies, or (ii) except as set forth on Schedule 3.6, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which any of the Acquired Companies is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). None of the Acquired Companies needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate this Transaction.

          SECTION 3.7. Title to Assets. Except as set forth on Schedule 3.7, the Acquired Companies have good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Latest Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet.

          SECTION 3.8. Subsidiaries. None of the Acquired Companies has any direct or indirect Subsidiaries, either wholly or partially owned, with the exception of 541775 B.C. which owns all of the issued and outstanding shares of Versaform Canada common stock, and none of the Acquired Companies has any direct or indirect economic, voting or management interest in any Person or owns any securities issued by any Person.

          SECTION 3.9. Financial Statements. The Financial Statements of the Acquired Companies are set forth on Schedule 3.9. The Financial Statements have been and will be prepared in accordance with GAAP and present fairly the financial position, assets and Liabilities of the Acquired Companies as of the dates thereof and the revenues, expenses and results of operations of the Acquired Companies for the periods covered thereby. The Financial Statements were prepared from the books and records of the Acquired Companies and do not reflect any transactions which are not bona fide transactions.

          SECTION 3.10. Events Subsequent to Latest Balance Sheet. Since the date of the Latest Balance Sheet, there has not been any change in the Business, financial condition, operations, results of operations, or future prospects of any of the Acquired Companies, or in any item set forth on any of the Schedules attached hereto, which would have a Material Adverse Effect on any of the Acquired Companies. Without limiting the generality of the foregoing, since that date:

               (a) none of the Acquired Companies has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (b) except as set forth on Schedule 3.10(b), none of the Acquired Companies has entered into any Contract, lease, or license (or series of related Contracts, leases, and licenses) involving more than One Hundred Thousand Dollars ($100,000.00) or outside the Ordinary Course of Business;

               (c) except as set forth on Schedule 3.10(c), no party (including any of the Acquired Companies) has accelerated, terminated, modified, or canceled any agreement, Contract, lease or license (or series of related Contracts, leases and licenses) to which any of the Acquired Companies is a party or by which it is bound outside the Ordinary Course of Business;

               (d) none of the Acquired Companies has imposed any Lien upon any of its assets, tangible or intangible;

               (e) except as set forth on Schedule 3.10(e), none of the Acquired Companies has made any capital expenditure (or series of related capital expenditures) in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00) either individually or in the aggregate;

               (f) none of the Acquired Companies has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

               (g) except as set forth on Schedule 3.10(g), none of the Acquired Companies has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than Twenty-Five Thousand Dollars ($25,000.00) either individually or in the aggregate;

               (h) none of the Acquired Companies has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (i) none of the Acquired Companies has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Twenty-Five Thousand Dollars ($25,000.00) or outside the Ordinary Course of Business;

               (j) none of the Acquired Companies has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (k) there has been no change made or authorized in the articles of incorporation or bylaws of any of the Acquired Companies;

               (l) except as set forth on Schedule 3.10(l), none of the Acquired Companies has issued, sold, or otherwise disposed any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (m) none of the Acquired Companies has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any capital stock;

               (n) none of the Acquired Companies has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

               (o) none of the Acquired Companies has made any loan to, or entered into any other transaction with, any of its Directors, officers, employees or Affiliates;

               (p) none of the Acquired Companies has entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

               (q)  except  for  hourly  employees  and  except  as set forth on
          Schedule 3.10(q), none of the Acquired Companies has granted any increase in the base compensation of any of its Directors, officers, and employees, or made any other change in employment terms for any of its Directors, officers, and employees, in each case, with respect to those Directors, officers and employees;

               (r) except as set forth on Schedule 3.10 (r), none of the Acquired Companies has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its Directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (s) none of the Acquired Companies has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (t) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business by any of the Acquired Companies; and

               (u) none of the Acquired Companies has committed to any of the foregoing.

          SECTION 3.11. Undisclosed Liabilities. Except as set forth on Schedule 3.11, none of the Acquired Companies has any Liability (and to the Knowledge of the Seller and the Directors and officers of the Acquired Companies, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of Law or arose out of any charge, complaint, action, suit, claim, proceeding or demand).

          SECTION 3.12. Legal Compliance. Except as set forth on Schedule 3.12, the Acquired Companies and their respective Affiliates have complied with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including, but not limited to, such Laws relating to wage, hour, employment and labor issues, and, to the Knowledge of the Seller and the Directors and officers of the Acquired Companies, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          SECTION 3.13. Tax Matters.

               (a) The Acquired Companies have duly and timely filed all Tax Returns that each has been required to file for all periods through and including the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Acquired Companies (whether or not shown on any Tax Return) have been timely paid. None of the Acquired Companies currently has requested or been granted any extension of time within which to file any Tax Return. The Acquired Companies have maintained adequate provision for all unpaid Liabilities for Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Acquired Companies may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. None of the Acquired Companies has incurred any Tax Liabilities other than in the Ordinary Course of Business for any taxable year for which the applicable statute of limitations has not expired. No claim has ever been made by an Authority in a jurisdiction where any of the Acquired Companies does not pay Taxes or file Tax Returns and is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

               (b) None of the Tax Returns that include the operations of any of the Acquired Companies has ever been audited or investigated by any taxing Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any taxing Authority with respect to the taxable years covered in such Tax Returns. No issues have been raised in any examination by any taxing Authority with respect to the businesses and operations of any of the Acquired Companies which, by application of similar principals, reasonably could be expected to result in a proposed adjustment to the Liability for Taxes for any other period not so examined. Neither the Seller nor the Directors and officers (and employees responsible for Tax matters) of any of the Acquired Companies have received, or expect to receive, from any taxing Authority any written notice of a proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against any of the Acquired Companies.

               (c) Schedule 3.13 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Acquired Companies for taxable periods for which the applicable statue of limitations has not expired, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Acquired Companies for taxable periods for which the applicable statute of limitations has not expired. None of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (d) The Acquired Companies have withheld and paid all Taxes required to have been withheld and paid including, without limitation, sales and use taxes, and all Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (e) None of the Acquired Companies filed a consent to the application of Section 341(f) of the Code.

               (f) None of the Acquired Companies will be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax Law) in taxable income for any Tax period beginning on or after the Closing Date, or (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Law), to include any item of income in, or exclude any item of deduction from, any Tax period beginning on or after the Closing Date.

               (g) The Acquired Companies have disclosed on their respective income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under Section 6662 of the Code (or any corresponding provision of Tax law).

               (h) None of the Acquired Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any "excess parachute payment" as defined in Section 280G of the Code or any payments that will not be deductible under Section 162(m) of the Code.

               (i) None of the Acquired Companies is a party to any Tax allocation or sharing agreement. None of the Acquired Companies is subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income Tax purposes.

               (j) None of the assets of the Acquired Companies constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which the Acquired Company holding legal title to the asset is not treated as the owner for federal income Tax purposes.

               (k) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Acquired Companies, are correct and in compliance with the Code and the regulations thereunder in all material respects.

               (l) The Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

               (m) None of the Acquired Companies (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return or
          (B) has any Liability for the Taxes of any Person (other than itself) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

               (n) None of the Acquired Companies is a party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

          SECTION 3.14. Real Property.

               (a) Schedule 3.14(a) lists and describes briefly all real property that the Acquired Companies own (the "Owned Property"). With respect to each such parcel of Owned Property:

                    (i) except as set forth on Schedule 3.14(a),  the identified owner has good and marketable title to the parcel of Owned Property, free and clear of all Liens, easements, covenants, or other restrictions, except for installments of special assessments of real estate Taxes not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                    (ii) except as set forth on Schedule  3.14(a),  there are no pending or, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for real estate matters) of the Acquired Companies, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

                    (iii) the legal  description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning Laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                    (iv)  all   facilities   have   received  all  approvals  of
               governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Laws, rules, and regulations;

                    (v) there are no leases, subleases,  licenses,  concessions, or other Contracts, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Property;

                    (vi) except as set forth on Schedule  3.14(a),  there are no outstanding options or rights of first refusal to purchase the parcel of Owned Property, or any portion thereof or interest therein;

                    (vii) there are no parties (other than the Acquired Companies) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 3.14(a) who are in possession of space to which they are entitled;

                    (viii) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable Laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                    (ix) except as set forth on Schedule 3.14(a), each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

               (b) Schedule 3.14(b) lists and describes briefly all real property leased or subleased to the Acquired Companies (the "Leased Property"). Schedule 3.14(b) also identifies the leased or subleased properties for which title insurance policies are to be procured. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases and other agreements for occupancy, including all amendments, extensions and other modifications thereto ("Leases") with respect to each Leased Property, as listed in Schedule 3.14(b) (as amended to date). With respect to each Lease listed in Schedule 3.14(b):

                    (i)  the  lease  or  sublease  is  legal,  valid,   binding,
               enforceable, and in full force and effect;

                    (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of this Transaction;

                    (iii) no party to the  lease or  sublease  is in  breach  or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (iv) no party to the lease or sublease  has  repudiated  any provision thereof;

                    (v) there are no disputes,  oral agreements,  or forbearance programs in effect as to the lease or sublease;

                    (vi) with respect to each sublease,  the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                    (vii)  none  of  the  Acquired   Companies   has   assigned,
               transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                    (viii) all facilities  leased or subleased  thereunder  have received all approvals of governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws, rules, and regulations;

                    (ix) all  facilities  leased  or  subleased  thereunder  are supplied with utilities and other services necessary for the operation of said facilities; and

                    (x) to the  Knowledge  of Seller,  the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of all Liens, easements, covenants, or other restrictions, except for installments of special assessments of real estate Taxes not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          SECTION 3.15. Intellectual Property.

               (a) Except as set forth on Schedule 3.15(a), the Acquired Companies own or have the right to use pursuant to license, sublicense, Contract, or permission all Intellectual Property necessary for the operation of their respective Businesses as presently conducted. Each item of Intellectual Property owned or used by the Acquired Companies immediately prior to the Closing hereunder will be owned or available for use by the Acquired Companies on identical terms and conditions immediately subsequent to the Closing hereunder. The Acquired Companies have taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

               (b) Except as set forth on Schedule 3.15(b), none of the Acquired Companies has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Seller nor the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Acquired Companies have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Acquired Companies must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Acquired Companies, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Acquired Companies.

               (c) Schedule 3.15(c) identifies each patent or registration which has been issued to the Acquired Companies with respect to any of their Intellectual Property, identifies each pending patent application or application for registration which any of the Acquired Companies has made with respect to any of its Intellectual Property, and identifies each license, Contract or other permission which any of the Acquired Companies has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, Contracts and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.15(c) also identifies each trade name or unregistered trademark used by any of the Acquired Companies in connection with its Business. With respect to each item of Intellectual Property required to be identified in Schedule 3.15(c):

                    (i) the Acquired  Companies  possess all right,  title,  and interest in and to the item, free and clear of any Lien, license, or other restriction;

                    (ii) the item is not subject to any outstanding  injunction, judgment, order, decree, ruling, or charge;

                    (iii) no action, suit, proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Acquired Companies, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (iv) none of the Acquired Companies has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (d)  Schedule  3.15(d)   identifies  each  item  of  Intellectual
          Property that any third party owns and that any of the Acquired Companies uses pursuant to license, sublicense, Contract or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, Contracts and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.15(d):

                    (i) the license, sublicense, Contract or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (ii) the license,  sublicense,  Contract or permission  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of this Transaction;

                    (iii) no  party  to the  license,  sublicense,  Contract  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (iv) no party to the license, sublicense, Contract or permission has repudiated any provision thereof;

                    (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                    (vi) the  underlying  item of  Intellectual  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (vii) no action, suit, proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Acquired Companies, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (viii)  none  of the  Acquired  Companies  has  granted  any
               sublicense   or  similar  right  with  respect  to  the  license,
               sublicense, agreement, or permission.

               (e) To the Knowledge of the Seller and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Acquired Companies, the Acquired Companies will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of their Businesses as presently conducted and as presently proposed to be conducted.

               (f) Neither the Seller nor the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Acquired Companies have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Acquired Companies.

          SECTION 3.16. Tangible Assets. The Acquired Companies own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their Businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and, to the Knowledge of the Seller and the Directors and officers of the Acquired Companies, free from defects (patent and latent). The assets of the Acquired Companies at the Closing will be sufficient to permit the Buyer to operate the Business as currently conducted.

          SECTION 3.17. Inventory. The inventories of the Acquired Companies consist of raw materials, supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and, except as set forth on Schedule 3.17, none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Companies.

          SECTION 3.18. Contracts. Schedule 3.18 lists the following Contracts and other agreements to which the Acquired Companies are parties:

               (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of Twenty-Five Thousand Dollars ($25,000.00) per annum;

               (b) any Contract (or group of related Contracts) with any Major Customer or Major Supplier;

               (c) any lease, pledge, conditional sale or title retention agreement involving the payment of more than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate;

               (d)  any Contract concerning a partnership or joint venture;

               (e) any Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any agreement to act as one of the foregoing on behalf of any Person;

               (f) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (g) any Contract pursuant to which any of the Acquired Companies has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the Ordinary Course of Business);

               (h) any mortgage, indenture, note, bond or other agreement relating to indebtedness incurred or provided by any of the Acquired Companies;

               (i)  any  form  of   Contract   concerning   confidentiality   or
          noncompetition or otherwise prohibiting any of the Acquired Companies from freely engaging in any business;

               (j) any Contract with the Seller or any Affiliate thereof;

               (k) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (l)  any  license,   royalty  or  other   Contract   relating  to
          Intellectual Property;

               (m) any Contract involving a governmental body;

               (n) any collective bargaining agreement;

               (o) any Contract for the employment of any individual on a full-tune, part-time, consulting, or other basis providing annual compensation in excess of Fifty Thousand Dollars ($50,000.00) or providing severance benefits;

               (p) any Contract, whether or not fully performed, relating to any acquisition or disposition of any of the Acquired Companies or any predecessor in interest or any acquisition or disposition of any subsidiary, division, line of business, or real property;

               (q) any Contract under which any of the Acquired Companies has advanced or loaned any amount to any of its Directors, officers, and employees;

               (r) any Contract under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Acquired Companies;

               (s) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of Twenty-Five Thousand Dollars ($25,000.00);

               (t) any commitment to do any of the foregoing described in clauses (a) through (s).

The Seller has delivered to the Buyer a correct and complete copy (or form of Contract for certain Contracts so identified on Schedule 3.18) of each written Contract listed in Schedule 3.18 (as amended to date) and a written summary setting forth the terms and conditions of each oral Contract referred to in
Schedule 3.18. With respect to each such Contract: (A) the Contract is legal, valid, binding, enforceable, and in full force and effect; (B) the Contract will continue to be legal; valid, binding, enforceable, and in full force and effect on identical terms following the consummation of this Transaction; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any provision of the Contract.

          SECTION 3.19. Notes and Accounts Receivable. All notes and accounts receivable of the Acquired Companies are reflected properly on their respective books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practices of the Acquired Companies.

          SECTION 3.20. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Acquired Companies.

          SECTION 3.21. Insurance. Schedule 3.21 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which any Acquired Companies has been a party, a named insured, or otherwise the beneficiary of coverage:

               (a) the name, address, and telephone number of the agent;

               (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (c) the policy number and the period of coverage;

               (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of this Transaction; (C) none of the Acquired Companies nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Acquired Companies have been covered by insurance in scope and amount customary and reasonable for their respective Businesses.
Schedule 3.21 describes any self-insurance arrangements affecting the Acquired Companies. Schedule 3.21 sets forth known claims, if any, made against the Acquired Companies that are covered by insurance. Such claims have been disclosed to and accepted by the appropriate insurance companies and are being defended by such appropriate insurance companies. Except as set forth on
Schedule 3.21, no claims have been denied coverage during the last five (5) years.

          SECTION 3.22. Litigation. Schedule 3.22 sets forth each instance in which any of the Acquired Companies (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for litigation matters) of the Acquired Company is threatened to be made a party to any action, suit, proceeding, baring, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Schedule 3.22 would reasonably be expected to result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Acquired Companies. Neither the Seller nor the Directors and officers (and employees with responsibility for litigation matters) of the Acquired Companies have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Acquired Companies. Neither the Seller nor any of the Acquired Companies has any Liability with respect to any claims or threatened claims by third parties relating to any sale or proposed sale of any of the Acquired Companies (whether structured as a sale of stock, a sale of assets, a merger or otherwise) or any division of any of the Acquired Companies. Neither the Seller, nor any of the Acquired Companies is a party to any litigation relating to such claims and, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for litigation matters) of the Acquired Companies, no such litigation is threatened. Notwithstanding anything herein to the contrary and regardless of Schedule 3.22, no Acquired Company has any liability with respect to Case No. 653229 filed by plaintiff Joseph F. Kennedy in San Diego, California on June 19, 1992.

          SECTION 3.23. Product Warranty. To the Knowledge of the Seller, each product manufactured, sold, leased, or delivered by the Acquired Companies has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Acquired Companies have no Liability and no specific or tangible information on which to believe there is any Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated, or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith. To the Knowledge of the Seller, no product manufactured, sold, leased, or delivered by any of the Acquired Companies is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 3.23 includes copies of the standard terms and conditions of sale or lease for the Acquired Companies (containing applicable guaranty, warranty, and indemnity provisions).

          SECTION 3.24. Product Liability. None of the Acquired Companies has Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by any of the Acquired Companies.

          SECTION 3.25. Employees. Schedule 3.25(i) contains a true, complete and accurate list of the names, titles, annual compensation and all bonuses and similar payments made for the current and preceding fiscal years for all Directors, officers and employees of the Acquired Companies whose annual compensation, including any bonuses, equals or exceeds Seventy Thousand Dollars ($70,000.00). To the Knowledge of the Seller, none of the employees listed on
Schedule 3.25(ii) has any plans to terminate employment with any of the Acquired Companies. None of the Acquired Companies is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Seller, none of the Acquired Companies has committed any unfair labor practice. Neither the Seller nor the Directors and officers (and employees with responsibility for employment matters) of the Acquired Companies have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Acquired Companies. To the Knowledge of the Seller, none of the Acquired Companies has engaged in any plant closing or employee layoff activities that would violate or require notification pursuant to, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state, local or foreign plant closing or mass layoff statute, rule or regulation.

          SECTION 3.26. Employee Benefits.

               (a) General. Except as set forth on Schedule 3.26, none of the Acquired Companies nor any ERISA Affiliate is a plan sponsor of, maintains, contributes to, has contributed to, participates in or has participated in, or has any Liability or contingent Liability with respect to:

                    (i) any Employee  Welfare  Benefit Plan or Employee  Pension
               Benefit Plan;

                    (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an Employee Welfare Benefit Plan or Employee Pension Benefit Plan; or

                    (iii) any employment agreement.

               (b) Plan Documents and Reports. A true and correct copy of each of the plans, arrangements, and agreements listed on Schedule 3.26 (referred to hereinafter as "Employee Benefit Plans"), and all Contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance Contracts, administration Contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Buyer. In the case of any Employee Benefit Plan which is not in written form, the Buyer has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Buyer, and there have been no material changes in the financial condition in the respective plans other than market gains or losses to date from that stated in the annual reports and actuarial reports supplied.

               (c) Compliance with Employee Benefit Laws; Liabilities. As to all Employee Benefit Plans:

                    (i) all Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of Law, and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental Authority questioning or challenging such compliance. Each of the Acquired Companies has performed all of its obligations under each Employee Benefit Plan.

                    (ii) all Employee  Benefit Plans which are Employee  Pension
               Benefit Plans comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

                    (iii) none of the  assets of any  Employee  Benefit  Plan is invested in employer securities or employer real property.

                    (iv) there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and none of the Acquired Companies has engaged in any prohibited transaction.

                    (v) there  have been no acts or  omissions  which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which any of the Acquired Companies may be liable.

                    (vi) none of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

                    (vii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for employee benefit matters) of the Acquired Companies, threatened involving any Employee Benefit Plan or the assets thereof and, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for employee benefit matters) of the Acquired Companies, no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                    (viii) with  respect to each  Employee  Benefit Plan that is subject to Title IV of ERISA:

                         (A) there has been no reportable event (as described in
                    section 4043 of ERISA) which has not been reported and for which notice is not waived under applicable regulations; .

                         (B) no steps  have  been  taken to  terminate  any such
                    plan;

                         (C) there has been no withdrawal (within the meaning of
                    section 4063 of ERISA) of a "substantial employer" (as defined in section 4001(a)(2) of ERISA);

                         (D) no event or  condition  has  occurred  which  would
                    constitute grounds under section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan;

                         (E) there is no Liability to the PBGC;

                         (F) all  filings  required  by ERISA and the Code as to
                    each Employee Benefit Plan have been timely filed and all notices and disclosures to participants required by either ERISA or the Code have been timely provided;

                         (G) all contributions and payments made or accrued with
                    respect to all Employee  Benefit Plans are deductible  under
                    Section  162 of the Code or under  Section  404 of the Code;
                    and

                         (H) except as disclosed on actuarial  reports  supplied
                    to the Buyer, if each such plan were terminated immediately after the Closing, there would be no unfunded Liabilities with respect to any such plan, its participants or beneficiaries or the PBGC.

                    (ix) Each Employee  Benefit Plan which  constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance in all material respects with applicable Law, including coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

                    (x) None of the  Acquired  Companies  has any  Liability  or
               contingent Liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory Liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

                    (xi) Each  Employee  Benefit Plan can be  terminated  within thirty (30) days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Employee Benefit Plan. Each of the Acquired Companies has the right to modify and terminate benefits to retirees (other than under any Employee Benefit Pension Plan) with respect to both retires and active employees.

                    (xii) No event has  occurred  or  circumstance  exists  that could result in a material increase in premium costs of any Employee Benefit Plan that is insured, or a material increase in benefit costs of such Employee Benefit Plan that is self-insured.

                    (xiii) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of the Acquired Companies and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

                    (xiv) There has been no act or omission by the Acquired Companies that would impair the ability of the Acquired Companies (or any successor thereto) to unilaterally amend or terminate (in compliance with and subject to applicable Laws) any Employee Benefit Plan.

                    (xv) Each  Acquired  Company and each ERISA  Affiliate of an
               Acquired Company has met the minimum funding standard, has made all contributions required under ERISA Section 302 and Section 402 of the Code, has made all contributions required under the terms of any Employee Benefit Pension Plan, and has made all contributions which it has accrued on its books.

               (d) Multiemployer Plans. None of the Acquired Companies contributes to, has contributed to, participates in, or has participated in, or has any Liability or contingent Liability with respect to any Multiemployer Plan.

          SECTION 3.27.  Environmental Matters.

               (a) Each of the Acquired Companies and their Affiliates:

                    (i) has complied and is in compliance with all Environmental
               Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for environmental matters), commenced against any of them alleging any such failure to comply);

                    (ii) has obtained and complied  with,  and is in  compliance with, all Permits, licenses and other authorizations that are required pursuant to Environmental Laws; and

                    (iii) has complied in all material  respects  with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in the Environmental Laws.

               (b) None of the Acquired Companies or their Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

               (c) Except as set forth on Schedule 3.27(c), none of the Acquired Companies has any Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and the Acquired Companies and their Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any Liability, for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law.

               (d) Schedule 3.27(d) sets forth all properties and equipment used in the business of the Acquired Companies and their Affiliates that contain, or have contained, asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans and other Hazardous Substances.

               (e) None of the following exists at any property or facility owned or operated by the Acquired Companies: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

               (f) None of the Acquired Companies or their Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to Environmental Laws.

               (g)  Neither  this   Agreement  nor  the   consummation   of  the
          transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

               (h) None of the Acquired Companies or any of their Affiliates has, either expressly or by operation of Law, assumed or undertaken any Liability including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

                    (i) No facts,  events or conditions  relating to the past or present facilities, properties or operations of the Acquired Companies or any of their Affiliates will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws including, without limitation, any Liabilities relating to onsite or offsite releases or threatened releases of Hazardous Substances or wastes, personal injury, property damage or natural resources damage.

          SECTION 3.28. Permits. Schedule 3.28 is a true and accurate list of all licenses, certificates, permits, franchises and rights (collectively, "Permits") held by the Acquired Companies. Except for the Permits listed on
Schedule 3.28, there are no Permits or code approvals, whether private, federal, state, local or foreign, which are necessary for the lawful operation of the Businesses of the Acquired Companies as presently conducted.

          SECTION 3.29. Backlog. Schedule 3.29 sets forth a true, complete and correct list of all customer orders of the Acquired Companies which constitute backlog ("Backlog") and the dollar amount represented by each such order as of April 30, 2002. Except as set forth on Schedule 3.29, none of the Backlog orders have been canceled and, to the Knowledge of the Seller, there are no threats of cancellation with respect to the Backlog orders.

          SECTION 3.30. No Conflict of Interest. Neither the Seller nor any Affiliate thereof has or claims to have any direct or indirect interest in any tangible or intangible property used in the Businesses of the Acquired Companies except as a holder of Shares. Except as set forth on Schedule 3.30, neither the Seller nor any Affiliate thereof has any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, any of the Acquired Companies, except for the ownership of less than one percent (1%) of the outstanding stock of any publicly held corporation.

          SECTION 3.31. Bank Accounts. Schedule 3.31 sets forth the names and locations of each bank or other financial institution at which the Acquired Companies have accounts (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Acquired Companies and a summary statement thereof.

          SECTION 3.32. Customers and Suppliers.

               (a)  Schedule  3.32(a)  sets  forth  for  each  of  the  Acquired
          Companies:

                    (i) a list of customers of each Acquired Company in terms of revenue during each of the fiscal years ending in 1999, 2000 and 2001 and the period commencing on July 1, 2001 and ending on March 31, 2002 (collectively, the "Major Customers"), showing total revenue received in each such period from each such customer;

                    (ii) a list of the twenty  (20)  largest  suppliers  of each
               Acquired Company in terms of purchases during the fiscal year ending in 2001 and during the period commencing on the first day of the fiscal year commencing in 2001 and ending on March 31, 2002 (collectively, the "Major Suppliers"), and showing the approximate total purchases in each such period from each such supplier; and

                    (iii) for each Acquired Company, sales forecasts by customer for the calendar year 2002.

               (b) Since the date of the Latest Balance Sheet, there has not been any adverse change in the business relationship, and there has been no dispute between either the Acquired Companies and any Major Customer or Major Supplier, and, to the Knowledge of the Seller and the Directors and officers of the Acquired Companies, there are no indications that any Major Customer or Major Supplier intends to reduce its purchases from, or sales to, any of the Acquired Companies.

               (c) Except as set forth on Schedule 3.32(c), there has been no price reduction by model, customer or business segment that is to become effective after the Closing.

          SECTION 3.33. Claims Against Officers and Directors. Schedule 3.33 sets forth each pending or, to the Knowledge of the Seller and the Directors and officers (and employees with responsibility for insurance matters) of the Acquired Companies, threatened claim against any Director, officer, employee or agent of the Acquired Companies or any other Person which could give rise to any claim for indemnification against the Acquired Companies.

          SECTION 3.34. Improper and Other Payments.

               (a) None of the Acquired Companies, or any Director, officer, employee, agent or representative thereof, the Seller, his respective Affiliates nor any Person acting on behalf of any of them, has made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful;

               (b) No contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate;

               (c) No improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made; and

               (d) The internal accounting controls of the Acquired Companies are adequate to detect any of the foregoing.

          SECTION 3.35. Investments/Loans; Affiliates. On the Closing Date the Acquired Companies shall have no equity interests in, or loans or other advances to or from, the Seller, Southern Stretch Form Corporation or Standard Bent Metal, Inc. or any other Affiliate which in the aggregate exceed One Thousand Dollars ($1,000.00), and the Acquired Companies shall have no obligations, regardless of amount, with respect to loans or advances by E. Dennis Geary to any Acquired Company. Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from Seller's breach of this covenant relative to the obligations of any Acquired Company to E. Dennis Geary, without regard to the Threshold Amount and the aggregate ceiling contained in Section 8.2(a) of this Agreement.

          SECTION 3.36. Taxes. On the Closing Date the Acquired Companies shall have no Liability for any Taxes with respect to any periods ending on or before March 31, 2002.

          SECTION 3.37. Pension. On the Closing Date, each of the Acquired Companies shall have made all contributions required under the terms of all Employee Benefit Pension Plans and shall have made all contributions which have accrued on its books as of the Closing Date.

          SECTION 3.38. Debt. On the Closing Date, none of the Acquired Companies shall have any Liabilities other than Permitted Liabilities unless the Buyer's written consent thereto shall have been delivered by the Buyer to the Seller at least ten (10) days prior to the Closing Date.

          SECTION 3.39. Accuracy of Statements. Neither this Agreement nor any Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by the Seller to the Buyer or any of the Buyer's Representatives or any Affiliate of the Buyer in connection with this Agreement or this Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          SECTION 3.40. Product Approvals. To the Knowledge of the Seller, the Acquired Companies possess all the product approvals necessary for the lawful operation of the Businesses of the Acquired Companies as presently conducted.

          SECTION 3.41. Southern Stretch Form Corporation and Standard Bent Metal, Inc. The Seller owns fifty percent (50%) of each class of outstanding stock of Southern Stretch Form Corporation and, other than in his capacity as a member of the Board of Directors of Southern Stretch Form Corporation, the Seller does not actively participate in the day-to-day conduct of Southern Stretch Form Corporation's business. The Seller owns fifty percent (50%) of each class of outstanding stock of Standard Bent Metal, Inc., and the Seller does not actively participate in the conduct of Standard Bent Metal, Inc.'s business. There are outstanding purchase rights, exchange rights or other Contracts or commitments that could prevent Versaform from transferring the shares of Standard Bent Metal, Inc. stock owned by it to the Seller as contemplated by
Section 6.17 and the consent of no other person or entity is required to effect such transfer.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

          SECTION 4.1. Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri and legally authorized to do business in the states in which it conducts business. The Buyer is not in default under or in violation of any provision of its articles of incorporation or bylaws.

          SECTION 4.2. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate this Transaction.

          SECTION 4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of this Transaction, will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          SECTION 4.4. Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Transaction for which the Seller could become liable or obligated.

          SECTION 4.5. Legal Compliance. The Buyer and its Affiliates have complied with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or to the Knowledge of the directors and officers of the Buyer commenced against any of them alleging any failure so to comply with respect to this Transaction.

          SECTION 4.6. Litigation. Schedule 4.6 sets forth each instance in which the Buyer (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of the directors and officers (and employees with responsibility for litigation matters) of the Buyer, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, as a result of this Transaction. None of the actions, suits, proceedings, hearings, and investigations set forth in
Schedule 4.6 would reasonably be expected to result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer. The directors and officers (and employees with responsibility for litigation matters) of the Buyer have no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or to the Knowledge of the directors and officers (and employees with responsibility for litigation matters) of the Buyer is threatened against the Buyer.

          SECTION 4.7. Accuracy of Statements. Neither this Agreement nor any Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Buyer to the Seller or any representative or Affiliate of the Seller in connection with this Agreement or this Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          SECTION 4.8. Securities Laws. All of the Shares acquired by the Buyer pursuant to this Agreement are being acquired by the Buyer for investment purposes only and each certificate representing the Shares shall bear a restricted securities legend consistent with the requirements of Section 4(2) of the Securities Act of 1933.

                                    ARTICLE V
                                    COVENANTS

          SECTION 5.1. General. Each of the parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective this Transaction (including satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII below).

          SECTION 5.2. Notices and Consents. The Seller will cause the Acquired Companies to give any notices to third parties, and will cause the Acquired Companies to obtain any third party consents, that the Buyer may reasonably request. The Seller will cause the Acquired Companies to give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3.6 and 4.3 above.

          SECTION 5.3. Operation of Business. From the date of this Agreement until the Closing Date, the Seller shall cause the Acquired Companies to be operated in the Ordinary Course of Business and to use commercially reasonable efforts to preserve intact the present business organization and personnel of the Acquired Companies, preserve the business relationships of the Acquired Companies with other Persons material to the operation of the Acquired Companies, and not permit any action or omission which would cause any of the representations or warranties of the Acquired Companies contained herein to become inaccurate or any of the covenants of the Acquired Companies to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 5.3, prior to the Closing and without the prior written consent of the Buyer, the Seller shall cause each of the Acquired Companies to:

               (a) not incur any obligation or enter into any Contract outside the Ordinary Course of Business or which (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, One Hundred Thousand Dollars ($100,000.00) and (ii) has a term of, or requires the performance of any obligations by any of the Acquired Companies over a period in excess of six (6) months;

               (b) not take any action, or enter into or authorize any Contract or transaction involving more than One Hundred Thousand Dollars ($100,000.00) or outside the Ordinary Course of Business, other than this Transaction;

               (c) not sell, transfer, convey, assign or otherwise dispose of any of its assets or properties other than in the Ordinary Course of Business;

               (d) not waive, release or cancel any claims against third parties or debts owing to it, or any other rights;

               (e) not make any changes in its accounting systems, policies, principles or practices;

               (f) not enter into, authorize, or permit any transaction with the Seller or any Affiliate thereof, or enter into any Contract relating to compensation or benefits with any Person, or, other than in the Ordinary Course of Business, modify any compensation amounts or levels of any officer or employee;

               (g) except as required for this Transaction, not change or amend its articles of incorporation or bylaws;

               (h) not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of any of the Acquired Companies, or amend any of the terms of any such capital stock or other securities, except as required for this Transaction;

               (i) except as required for this Transaction, not split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in property other than cash in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of any of the Acquired Companies;

               (j)  not  make  any  borrowings,   incur  any  debt,  or  assume,
          guarantee, endorse (except for the negotiation or collection of negotiable instruments in the Ordinary Course of Business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness in excess of Twenty-Five Thousand Dollars ($25,000.00) (other than trade payables and accrued expenses in the Ordinary Course of Business and consistent with past practice);

               (k) not make any loans, advances or capital contributions to, or investments in, any other Person or the operating assets of any Person including, but not limited to Stretch Forming, Inc.;

               (l) not enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any Director, manager, officer or employee, or increase in any manner the compensation or fringe benefits of any Director, manager, officer or employee or pay any benefit not required by any existing plan or arrangement or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

               (m) not acquire, lease, encumber or otherwise impose a Lien on any assets, whether tangible or intangible;

               (n)  not  authorize  or  make  any  capital   expenditures  which
          individually or in the aggregate are in excess of Twenty-Five Thousand Dollars ($25,000.00);

               (o) not make any Tax election or settle or compromise any federal, state, local or foreign income Tax Liability, or waive or extend the statute of limitations in respect of any such Taxes;

               (p) not pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of Liability against any of the Acquired Companies or any of their Directors, managers, officers, employees or agents;

               (q) not terminate, modify, amend or otherwise alter or change any of the terms or provisions of any agreement, or pay any amount not required by Law or by any Contract;

               (r) other than overnight deposits or money market instruments and investments existing on the date hereof, not make any investments with cash or the proceeds of existing investments;

               (s) not declare set aside or pay any dividend or make any distribution with respect to the Shares;

               (t) not grant, award or pay any bonuses to any employees, independent contractors or other representatives in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate; and

               (u) make all contributions required under the terms of any employee benefit Pension Plan and make all contributions which have been accrued on the books of each of the Acquired Companies.

          SECTION 5.4. Full Access. The Seller will permit and cause the Acquired Companies to permit, representatives of the Buyer and prospective lenders, i.e., any person (including, but not limited to, accountants, appraisers, attorneys, engineers, etc.) hired by the Buyer or the Buyer's prospective lenders to assist in performing a due diligence investigation of the Acquired Companies or the assets or Business of any of the Acquired Companies relative to this Transaction (collectively, "Buyer's Representatives") to have full access to all premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to the Acquired Companies and shall make the officers and employees of the Acquired Companies available to the Buyer's Representatives as the Buyer's Representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate the Acquired Companies to take any actions that would disrupt the normal course of its business or violate the terms of any agreement to which any of the Acquired Companies is bound or any applicable Law or regulation. The Seller will deliver to the Buyer or the Buyer's Representatives correct and complete copies of the articles of incorporation and bylaws of each of the Acquired Companies, and will also deliver the minute books, stock certificate books and stock record books of each of the Acquired Companies. The Buyer's Representatives will not use any of the Confidential Information received from the Acquired Companies except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, the Buyer's Representatives will return to the Acquired Companies all tangible embodiments (and all summaries and copies, including electronically stored information) of the Confidential Information that they receive from the Acquired Companies or copied from Confidential Information received from the Acquired Companies which are in its possession and will only use such Confidential Information in the defense of any litigation related to this Agreement; provided, however, that the Buyer's Representatives shall not be responsible for the confidentiality of any information (i) which, at the time of disclosure, is available publicly, through no fault of the Buyer (ii) which, after disclosure, becomes available publicly through no fault of the Buyer's Representatives, or (iii) which the Buyer's Representatives knew or to which the Buyer's Representatives had access prior to disclosure.

          SECTION 5.5. Exclusivity. The Seller will not (and the Seller will not cause or permit any of the Acquired Companies to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Acquired Companies (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote his Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          SECTION 5.6. Efforts.

               (a) Subject to the terms and conditions hereof, each party hereto shall use all reasonable efforts to consummate this Transaction as promptly as practicable. An undertaking of a Person under this Agreement to use such Person's commercially reasonable efforts shall not require such Person to incur unreasonable expenses or obligations in order to satisfy such undertaking.

               (b) The Seller and the Buyer will, and the Seller shall cause the Acquired Companies to, as promptly as practicable (i) make the required filings with, and use their respective best efforts to obtain all required authorizations, approvals, consents and other actions of, governmental Authorities and (ii) use their respective commercially reasonable efforts to obtain all other required consents of other Persons, with respect to this Transaction.

               (c) The Buyer will use commercially reasonable efforts to obtain the financing necessary to consummate this Transaction.

          SECTION 5.7. Maintenance of Insurance. The Seller shall cause the Acquired Companies to continue to carry its existing insurance through the Closing Date, and shall not allow, and shall cause the Acquired Companies not to allow, any material breach, default or cancellation (other than expiration and replacement of policies in the Ordinary Course of Business) of such insurance policies or agreements to occur or exist.

          SECTION 5.8. Notice and Supplemental Information. The Seller and the Buyer shall each give prompt notice to the other parties of any material adverse development causing a breach of any of their respective representations and warranties in Articles III and IV respectively, and of their respective covenants contained in this Article V. In addition, the Seller will, from time to time, as necessary, within a reasonable period of time preceding the Closing, by notice in accordance with the terms of this Agreement, supplement or amend the Schedules, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, agreement or covenant contained herein. If the Seller supplements or amends the Schedules with facts or circumstances that would reasonably be expected to have a Material Adverse Effect on any of the Acquired Companies, the sole remedy of the Buyer under this Section 5.8 shall be termination of the Agreement as provided for in Section 11.1(e).

          SECTION 5.9. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).

          SECTION 5.10. Consistent Tax Reporting. The Seller and the Buyer shall treat and report this Transaction in all respects consistently for purposes of any federal, state, local or foreign Tax. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

          SECTION 5.11. Resignation of Officers and Directors. The Seller shall cause each officer and Director and each trustee or fiduciary of any plan or arrangement involving employee benefits of the Acquired Companies, if so requested by the Buyer, to tender his or her resignation from such position, effective as of the Closing.

          SECTION 5.12. Transition. The Seller will not take any action, and the Seller will cause the Acquired Companies not to take any action, that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Acquired Companies from maintaining the same business relationships with any of the Acquired Companies after the Closing as it maintained with any of the Acquired Companies prior to the Closing. The Seller will refer all customer inquiries, and will cause the Acquired Companies to refer all inquiries, relating to the Business of the Acquired Companies to the Buyer from and after the Closing.

          SECTION 5.13. Confidentiality. The Seller will, and shall cause the Acquired Companies to, treat and hold as such, all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and, in the event of a Closing, deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that the Seller or an Acquired Company is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer in writing promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.13. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use his best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          SECTION 5.14. Noncompetition.

               (a) The Seller acknowledges that he has a special knowledge of the Businesses and the proprietary and confidential information included in the Businesses and that the Buyer is making a considerable investment in the Businesses from which the Seller has benefited. In consideration of this Agreement and such investment and benefit, and as an inducement to the Buyer to enter into this Agreement and consummate this Transaction, the Seller agrees that, for a period of two (2) years after the Closing Date, the Seller will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business that directly or indirectly designs and manufactures aerospace components ("Competitive Business"); provided, however, that the Seller may own less than one percent (1%) of any outstanding class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of an issuer that is a Competitive Business.

               (b) For a period of two (2) years following the Closing Date, the Seller will not, without the express prior written approval of the Board of Directors of the Buyer, (A) directly or indirectly recruit, solicit or otherwise induce or influence any sales agent, joint venturer, lessor, supplier, agent, representative or any other person that has or had during the one (1) year period initially preceding the Closing Date a business relationship with the Acquired Companies, to discontinue, reduce or adversely modify such employment, agency or business relationship with the Buyer, or any of the Acquired Companies as it relates to the Businesses as conducted by the Buyer, or any of the Acquired Companies after the Closing Date, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is employed or retained by the Buyer or any of the Acquired Companies. Notwithstanding the foregoing, nothing herein shall prevent the Seller from providing a letter of recommendation to an employee with respect to a future employment opportunity.

               (c) For a period of two (2) years following the Closing Date, the Seller will not, without the express prior written approval of the Board of Directors of the Buyer, directly or indirectly, recruit, solicit or otherwise induce or influence any customer of the Buyer, or any of the Acquired Companies to discontinue, reduce or modify such business relationship with the Acquired Companies.

               (d) The Seller agrees that the violation or threatened violation of any of the provisions of this Section 5.14 shall cause immediate and irreparable harm to the Buyer and that the damage to the Buyer will be difficult or impossible to calculate with precision. Therefore, in the event the Seller violates this Section 5.14, an injunction restraining the Seller from such violation may be entered against the Seller in addition to any other relief available to the Buyer.

               (e) If,  at the  time of  enforcement  of any  provision  of this
          Section 5.14, a court shall hold that the duration, scope or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and other restrictions permitted by law; provided, however, that the substituted period shall not exceed the period contemplated by this Agreement.

          SECTION 5.15. Post-Closing Covenants. The Seller and the Buyer agree as follows with respect to the period following the Closing:

               (a) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII). From and after the Closing the Buyer will be entitled to access all documents, books, records, agreements, and financial data of any sort relating to the Acquired Companies.

               (b) In the event and for so long as any party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) this Transaction or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Acquired Companies, each of the other parties hereto will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VIII).

               (c) The Buyer shall use its reasonable best efforts to cause the Seller to be nominated for a position as a member of the Buyer's Board of Directors; provided, however, that the Buyer shall be under no such obligation unless and until the Seller provides the Buyer with the information reasonably required by the Buyer for a proxy statement to be issued in connection with any such nomination.

               (d) Written Consent of Seller for Section 338 Election. The Buyer agrees not to make or cause an election under Internal Revenue Code
          Section 338 with respect to the purchase of any Acquired Company, without the written consent of the Seller. In the event that the Seller agrees to any said election, the Buyer agrees to compensate and reimburse the Seller, on a grossed-up basis, for any additional taxes which become due or payable as a result of said election.


                                   ARTICLE VI
                      CONDITIONS TO OBLIGATION OF THE BUYER

          The obligation of the Buyer to consummate this Transaction is subject to satisfaction of the following conditions:

          SECTION 6.1. Representations and Warranties True as of Closing Date. The representations and warranties set forth in Article III shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          SECTION  6.2.  Compliance  with  Covenants.   The  Seller  shall  have
performed and complied with all of the covenants hereunder in all material respects through the Closing.

          SECTION 6.3. Consents. The Acquired Companies shall have procured all of the third party consents required by this Agreement.

          SECTION 6.4.  Actions or Proceedings.  No action,  suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of this Transaction,
(B) cause this Transaction to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares, or to control Versaform or 541775 B.C. or of 541775 B.C. to own all of the issued and outstanding stock of, or control, Versaform Canada, or (D) affect adversely the right of any of the Acquired Companies to own its assets and to operate its Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

          SECTION 6.5. Certificate. The Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 6.1-6.4 is satisfied in all respects.

          SECTION 6.6. Financial Condition at Closing. On the Closing Date none of the Acquired Companies shall have any Liabilities other than Permitted Liabilities.

          SECTION 6.7. Opinion of Counsel. The Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Buyer, and dated as of the Closing Date.

          SECTION 6.8. Resignations. The Buyer shall have received the resignations, effective as of the Closing, of each Director and officer of the Acquired Companies other than those whom the Buyer shall have specified in writing at least five (5) business days prior to the Closing.

          SECTION 6.9. Employment Agreements. The Acquired Companies shall have entered into written employment agreements with employees of the Acquired Companies determined by the Buyer, in its sole discretion, to be key employees on terms acceptable to the Buyer, in its sole discretion.

          SECTION 6.10. Site Assessments. The Seller shall have delivered to the Buyer no less than thirty (30) days prior to the Closing Date a Phase I Site Assessment for each parcel of real property owned or used by the Acquired Companies. Each such Phase I Site Assessment shall be performed in accordance with the professional standard established by the American Society of Testing and Materials Standard Practice E 1527-00.

          SECTION 6.11. Customer Assurances. The Buyer shall have received sufficient oral assurances (the sufficiency of which shall be determined by the Buyer in its sole discretion) from what it determines in its sole discretion to be "key customers" that (i) such customers are aware of the sale of the Shares contemplated by this Agreement, (ii) such customers will continue purchasing from the Acquired Companies at levels acceptable to the Buyer in its sole discretion, and (iii) such customers will not cancel any orders already placed with the Acquired Companies.

          SECTION 6.12. Financing. The Buyer shall have obtained on terms and conditions which are commercially reasonable all of the financing it needs in order to consummate this Transaction and fund the working capital requirements of the Acquired Companies after the Closing.

          SECTION 6.13. FIRPTA Certificate. The Buyer shall have received from the Seller a duly executed certificate in the form specified by Treasury Regulation ss. 1.1445-2(b)(2).

          SECTION 6.14. Termination of Certain Agreements. The Seller shall have, and the Seller shall have caused his Affiliates and the Acquired Companies to, and that the Acquired Companies and its Affiliates shall have, effective as of the Closing, without any cost to any of the Acquired Companies, terminated, rescinded, canceled and rendered void and of no effect any and all Contracts between any of the Acquired Companies on the one hand and the Seller or any Affiliate thereof (other than one of the Acquired Companies) on the other hand. The Seller agrees that effective as of the Closing, all rights of the Seller or any Affiliate thereof or any Affiliates of any of the Acquired Companies (other than one of the Acquired Companies) to indemnification by any of the Acquired Companies (whether by Contract, bylaws, Law or otherwise) are terminated, void, of no effect and unenforceable by them except as may arise pursuant to this Agreement.

          SECTION 6.15. Insurance. The Buyer shall be satisfied as to the availability and cost of adequate and reasonable insurance covering the Businesses and assets of each of the Acquired Companies.

          SECTION 6.16. Contracts. None of the Contracts entered into by any of the Acquired Companies shall be breached or subject to termination, modification or change as a result of this Transaction.

          SECTION 6.17. Sale of Standard Bent Metal, Inc.. The Seller shall have purchased from Versaform, and Versaform shall have sold to the Seller, all of Versaform's equity interests in Standard Bent Metal, Inc. at a price equal to the book value of such equity interests on Versaform's books as of the date hereof.

          SECTION 6.18. Leased Real Property. The Buyer shall have obtained assurances, in a form satisfactory to the Buyer in its sole discretion, from the owners of all real property leased by the Acquired Companies that the transactions contemplated hereby will not have any adverse effect on any lease.

          SECTION 6.19. Board Approval. The Board of Directors of the Buyer shall have authorized the execution and delivery of this Agreement and the consummation of this Transaction.

          SECTION 6.20. No Material Adverse Effect. Since the date of this Agreement, no event has occurred which could reasonably be expected to have a Material Adverse Effect on any of Acquired Companies or on any item set forth on any Schedule.

          SECTION 6.21. Documents. All actions to be taken by the Seller in connection with consummation of this Transaction and all certificates, opinions, instruments, and other documents required to effect this Transaction will be reasonably satisfactory in form and substance to the Buyer.

          SECTION 6.22. Consent and Joinder Agreement. The Seller shall have delivered to the Buyer the Consent and Joinder Agreement (in the form attached hereto as Exhibit E) duly executed by the Seller and the Seller's spouse.

          SECTION 6.23. Seller Purchase of Assets. The Seller shall have purchased from Versaform the following assets for the following amounts in U.S. currency: (i) for an aggregate of Sixty Thousand Dollars ($60,000.00), a 2000 Volvo (VIN: YV1LW56D3Y2650261) and a 2001 Yukon (VIN: 1GKFK66UX1J251979); (ii) for Twenty Five Thousand Dollars ($25,000.00) an insurance policy written by GE Life & Annuity on the life of the Seller, policy number N02735188; and (iii) for Twenty Five Thousand Dollars ($25,000.00) that certain promissory note dated November 1, 1996, including accrued interest thereon, the maker of which is Standard Bent Metal, Inc., and the payee of which is Versaform the original principal amount of which was One Hundred Eleven Thousand Dollars ($111,000.00).

          SECTION  6.24.  Dennis  Geary  Compensation.   The  Buyer  shall  have
received, in the form and substance acceptable to the Buyer in its sole discretion, Dennis Geary's acknowledgment that his rate of compensation with respect to services rendered to the Acquired Companies shall be One Thousand Dollars per week for so long as he shall be employed by any Acquired Company and that the Acquired Companies have no other compensation obligation to Dennis Geary.

                                   ARTICLE VII
                     CONDITIONS TO OBLIGATION OF THE SELLER

          The obligation of the Seller to consummate this Transaction is subject to satisfaction of the following conditions:

          SECTION 7.1. Representations and Warranties True as of Closing. The representations and warranties set forth in Article IV shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          SECTION 7.2. Compliance with Covenants. The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

          SECTION 7.3. Actions or Proceedings. No action, suit, or proceeding shall be pending before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of this Transaction or (B) cause this Transaction to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

          SECTION 7.4. Certificate. The Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 7.1 - 7.3 is satisfied in all respects.

          SECTION 7.5. Opinion of Counsel. The Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Seller, and dated as of the Closing Date.

          SECTION 7.6. Documents. All actions to be taken by the Buyer in connection with the consummation of this Transaction and all certificates, opinions, instruments, and other documents required to effect this Transaction will be reasonably satisfactory in form and substance to the Seller.

          SECTION 7.7. Approval of Secured Promissory Note and Collateral. All of the terms and provisions of the Promissory Note including, but not limited to, the form and quality of the collateral therefor shall be satisfactory to Seller in the exercise of Seller's sole discretion. Notwithstanding any of this provision of this Agreement, no signature of the Seller on this Agreement shall constitute the Seller's approval of or consent to the terms of this Agreement and the Seller shall have no obligation to the Buyer and the Buyer shall acquire no rights under this Agreement until the Seller has given his written approval and consent to the Promissory Note and the Collateral and the same is transmitted, via telecopier, by the Seller's counsel to the Buyer or the Buyer's counsel.

                                  ARTICLE VIII
                      SURVIVAL AND REMEDY; INDEMNIFICATION

          SECTION 8.1. Survival of Representations and Warranties. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that unless otherwise stated, the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied. Notwithstanding the foregoing, (a) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.3 and 4.4 of this
Agreement shall survive the Closing and continue in full force and effect indefinitely; (b) and the representations and covenants set forth in Sections 3.13, 3.22, 3.26, 3.27 and 9.6 of this Agreement shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations (including any extensions or waivers thereof); and (c) all other representations and warranties, and the related agreements of the Seller and the Buyer to indemnify each other set forth in this Article VIII, shall survive and continue for, and all indemnification claims with respect thereto shall be made prior to the end of, twenty-four (24) months from the Closing Date, except for representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof (the "Indemnification Period").

          SECTION 8.2. Indemnification by the Seller.

               (a) In the event that, during the Indemnification Period there is
          (i) a breach (or an alleged breach) of any of the representations or warranties made by, or any breach of or failure to perform any covenant, agreement or obligation of, the Seller in this Agreement or any other document contemplated hereby, or in any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement, (ii) any Liabilities, Adverse Consequences or remediation, clean-up or similar obligations or costs under Environmental Laws and relating to the Business and activities or the ownership, operation or lease by any of the Acquired Companies of facilities in respect of any periods prior to the Closing, or (iii) any demands, assessments, judgments, costs and reasonable legal and other expenses or other Adverse Consequences arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing and, if there is an applicable survival period pursuant to Section 8.1, then, provided that the Buyer made a written claim for indemnification and provided that Buyer incurs an aggregate of One Hundred Thousand Dollars ($100,000.00) in out-of-pocket expenses and costs as reduced by Tax benefits, if any, (as provided in
          Section 8.2(c) of this Agreement) in connection with any of the foregoing (the "Threshold Amount"), then thereafter the Seller agrees (subject to the limitations set forth in this Section 8.2) to indemnify the Buyer and its Affiliates, directors, officers. employees, stockholders, the Buyer's Representatives and agents (collectively, the "Buyer Indemnified Parties") from and against the entirety of any Adverse Consequences the Buyer Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer Indemnified Parties may suffer through and after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by any breach (or alleged breach) of the foregoing; provided, however, there will be a Two Million Five Hundred Thousand Dollars ($2,500,000.00) aggregate ceiling on the obligation to indemnify the Buyer Indemnified Parties from and against Adverse Consequences resulting from, arising out of, or relating to, the items identified in this Article VIII. The right to indemnification or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired except for Knowledge acquired directly from a Schedule attached hereto or directly from written documentation provided by the Seller to the Buyer, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

               (b) Notwithstanding anything to the contrary in this Article VIII, without limiting any of the foregoing and subject to the provisions of Section 8.2(a) (excluding any applicable ceiling provisions), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Acquired Companies (x) for any Taxes of any of the Acquired Companies and any entities owned by or affiliated with the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable determined in a manner consistent with Section 9.3) to the portion of such period beginning before and ending on the Closing
          Date), to the extent such Taxes are not reflected in the Reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), and (y) for the unpaid Taxes of any Person (other than any of the Acquired Companies) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract or otherwise; provided, however, that the Seller shall have no obligation to indemnify the Seller for any amount by which the Taxes shown on the relevant Tax return filed by the Buyer for the period including the Closing Date exceeds the Reserve for Tax Liability. Within seventy-five (75) days after Closing, the Buyer shall determine the amount of the reserve for federal and state income and franchise taxes for the period ending on the Closing Date (the "Reserve for Tax Liability") and shall notify the Seller of such amount. If within fifteen (15) days following receipt of such notification, the Seller has not given the Buyer notice of the Seller's objection to the amount of the Reserve for Tax Liability (which notice must contain a statement of the basis of the Seller's objection), then such amount shall be the "Reserve for Tax Liability" for purposes of this Agreement. If the Seller gives notice of objection and the dispute is not resolved between the Buyer and the Seller within fifteen (15) days after the Seller delivers such notice to the Buyer, either the Seller or the Buyer may submit the dispute to arbitration in accordance with
          Section 12.9.

               (c) Notwithstanding anything to the contrary in this Article VIII, without limiting any of the foregoing and subject to the provisions of Section 8.2(a) (excluding any applicable ceiling provisions), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any unknown, undisclosed, or contingent debts or obligations (including, but not limited to, environmental and employee benefit Liability exposures) of the Acquired Companies to the extent such debts or obligations relate to any time periods prior to the Closing Date.

               (d) Notwithstanding anything to the contrary in this Article VIII, without limiting any of the foregoing and subject to the provisions of Section 8.2(a) (provided, however, that a breach of the representations and warranties contained in Section 3.23 shall be determined as if all references to "to the Knowledge" of the Seller were deleted therefrom), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of or relating to, any product warranty honored by an Acquired Company with respect to any product or part manufactured before the Closing Date.

               (e) Notwithstanding anything to the contrary in this Article VIII, without limiting any of the foregoing and subject to the provisions of Section 8.2(a) (excluding any applicable ceiling provisions), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, or relating to any claim made or asserted on or before the Closing Date for any injury to individuals or damage to property as a result of the ownership, possession, use or disposal of any product manufactured, sold, leased or delivered by any of the Acquired Companies.

               (f) Notwithstanding anything to the contrary in this Article VIII, without limiting any of the foregoing and subject to the provisions of Section 8.2(a) (including any applicable ceiling provisions), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, or relating to any claim made or asserted after the Closing Date for any injury to individuals or damage to property as a result of the ownership, possession, use or disposal of any product manufactured, sold, leased or delivered by any of the Acquired Companies.

               (g) Notwithstanding anything to the contrary in this Article VIII, without limiting any of the foregoing and subject to the provisions of Section 8.2(a) (excluding any applicable ceiling provisions and references to the Threshold Amount), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of or relating to any amount any employee leasing company or professional employer organization (including, but not limited to, Simplified Employment Services, Inc.), retained by any Acquired Company should have paid, withheld or paid directly or indirectly over to any person including, but not limited to, persons rendering services to the Acquired Company, governmental entities, taxing authorities, retirement plan fiduciaries, insurers or benefit plan providers.

               (h) Notwithstanding anything to the contrary in this Article VIII, without limiting any of the foregoing and subject to the provisions of Section 8.2(a) (excluding any applicable ceiling provisions and references to the Threshold Amount), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, or relating to any breach by Seller of the representation contained in
          Section 3.35 relative to the obligations of any Acquired Company to E. Dennis Geary, and the covenant of Seller contained in Section 10.2 relative to Seller's obligation to obtain an Amendment to Commercial Lease; provided, however, that the aggregate liability of the Seller with respect to the breach of the covenant contained in Section 10.2 shall not exceed Three Hundred Thousand Dollars ($300,000.00).

          SECTION 8.3. Indemnification by the Buyer. Provided that the Seller makes a written claim for indemnification against the Buyer within the survival period set forth in Section 8.1 and that the amount sought by Buyer, together with amounts previously sought by Seller pursuant to this Section 8.3, is in excess of the Threshold Amount, the Buyer agrees to indemnify the Seller against, and agrees to hold him harmless from, any and all Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer through and after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by (i) any breach of or any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement; (ii) any breach of or failure by the Buyer to perform any agreement, covenant or obligation of the Buyer set out in this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement; and (iii) any obligations and Liabilities in respect of the Acquired Companies from and after the Closing Date.

          SECTION 8.4. Third-Party Claims.

               (a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within forty-five (45) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Parry from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
          (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied in the reasonable judgment of the Indemnified Party, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

          SECTION 8.5. Other Indemnification Provisions.

               (a) The liability of any party under this Article VIII shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on a party's fraudulent acts or omissions. None of the provisions of this Agreement shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud including, but not limited to, defenses of statutes of limitations or limitations of damages.

               (b) The Seller hereby agrees that he will not make any claim for indemnification against any of the Acquired Companies by reason of the fact that he was a director, manager, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, member, trustee, director, manager, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable Law, or otherwise).

               (c) Indemnification claims shall be reduced, by and to the extent, that an Indemnified Party shall be entitled to receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such Indemnified Party, net of any increased premiums or similar costs arising out of the making of such claims against such arrangements; provided, however, that indemnification claims shall be reduced by Tax benefits, if any.

               (d) The Buyer shall have the right to offset indemnification amounts due them from the Seller pursuant to this Agreement against payments due to the Seller pursuant to this Agreement or any other agreement between the Buyer and the Seller.

                                   ARTICLE IX
                                   TAX MATTERS

          SECTION 9.1. Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing Date:

          SECTION 9.2. Tax Periods Ending on or Before the Closing Date. The Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Seller shall permit the Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Buyer and the Seller shall attempt in good faith to resolve any disagreements regarding such Tax Returns; provided, however, that the final decision regarding any such Tax Return shall rest with the Seller.

          SECTION 9.3. Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Acquired Companies for Tax periods which begin before the Closing Date and end after the Closing Date. The Buyer shall permit the Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Buyer and the Seller shall attempt in good faith to resolve any disagreements regarding such Tax Returns; provided, however, that the final decision regarding any such Tax Return shall rest with the Buyer. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Acquired Companies.

          SECTION 9.4. Cooperation on Tax Matters.

               (a) The Buyer and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article IX and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller agrees (A) to retain all books and records with respect to Tax matters pertinent to the Acquired Companies, as the case may be, relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Seller, as the case may be, shall allow the other party to take possession of such books and records.

               (b) The Buyer and the Seller further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to this Transaction); provided, however, that no party shall be required to take any action which would reasonably be expected to have an adverse effect on such party.

               (c) The Buyer and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

          SECTION 9.5. Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving any of the Acquired Companies shall be terminated as of the Closing Date and, after the Closing Date, any of the Acquired Companies shall not be bound thereby or have any Liability thereunder.

          SECTION 9.6. Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Seller when due; and the Seller will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                                    ARTICLE X
                             POST-CLOSING AGREEMENTS

          Section 10.1. Buyer's Obligation to Deliver Titles. As soon as reasonably practicable after Closing, the Buyer shall take the actions necessary to deliver to the Seller title, free and clear of all Liens, to the assets purchased by the Seller pursuant to Section 6.23.

          Section 10.2. Seller's Obligation Relating to Commercial Lease. Seller agrees to deliver to Buyer an Amendment to Commercial Lease, in form acceptable to Buyer, with respect to that certain Commercial Lease dated February 1, 2001, between E. Dennis Geary, Trustee of the Geary Family Trust (as "Landlord") and Versaform (as "Tenant"), relative to the premises known as 1315 South Cleveland Street, Oceanside, California 92054, which Amendment shall (i) guarantee Versaform unlimited legal access to such premises over a certain railroad right-of-way owned by the North County Transportation District which is adjacent to the premises and (ii) obligate the Landlord to perform all maintenance and make all repairs, replacements, improvements and expenditures in connection with such right-of-way, including, but not limited to, Versaform's right to cross the right-of-way. In the event of a breach of this covenant by Seller, Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from Seller's breach of this covenant, without regard to the Threshold Amount and the aggregate ceiling contained in Section 8.2(a) of this Agreement, provided, however, that the aggregate liability of the Seller with respect to a breach of the covenant contained in this Section 10.2 shall not exceed Three Hundred Thousand Dollars ($300,000.00). Seller agrees that Versaform and Buyer shall not be obligated, as a condition precedent to exercising any of its rights and remedies for such indemnification, to first exhaust its remedies against the Landlord.

                                   ARTICLE XI
                                   TERMINATION

          SECTION 11.1. Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

               (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (b) the Buyer may terminate this Agreement by giving written notice to the Seller on or before the ninety (90) day following the date of this Agreement, but prior to the Closing, if the Buyer is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Acquired Companies;

               (c) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, or (B) if the Closing shall not have occurred on or before June 30, 2002 by reason of the failure of any condition precedent under Article VI hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

               (d) the Seller may  terminate  this  Agreement by giving  written notice to the Buyer at any time prior to the Closing (A) in the event that the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller have notified the Buyer of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2002, by reason of the failure of any condition precedent under Article VII hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement;

               (e) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event:
          (x) the Seller supplements or amends the Schedules with facts or circumstances that would reasonably be expected to have a Material Adverse Effect on any of the Acquired Companies, or (y) any of the Acquired Companies does anything outside of the Ordinary Course of Business to affect the working capital of any of the Acquired Companies between the date hereof and the Closing Date; and

               (f) the Seller shall have the right to terminate  this  Agreement at any time prior to Closing by giving written notice to the Buyer if, in the exercise of the Seller's sole discretion, Seller determines that any provision of the Promissory Note including, but not limited to, the form and quality of the collateral therefor, are unsatisfactory.

          SECTION 11.2. Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate other than those set forth in Sections 5.4,
5.9 and 5.13, without any Liability of any party to any other party (except for any Liability of any party then in breach).


                                   ARTICLE XII
                                  MISCELLANEOUS

          SECTION 12.1. Expenses. Each party will bear his or its own costs and expenses (including, but not limited to, legal fees and expenses) incurred in connection with this Agreement and this Transaction.

          SECTION 12.2. No Third-Party Beneficiaries. Subject to the provisions of Section 12.5, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

          SECTION 12.3. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

          SECTION 12.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may, upon prior written notice (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (iii) grant a security interest in respect of its rights hereunder to its lenders.

          SECTION 12.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          SECTION 12.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  (a)    If to the Seller, addressed as follows:

                         Mr. Brian Geary


                         with a copy to:

                         Mr. Brian Geary
                         c/o Law Offices of William M. Aul
                         8880 Rio San Diego Drive, Suite 800
                         San Diego, California 92108

                  (b)    If to the Buyer, addressed as follows:

                         Mr. Ronald S. Saks
                         LMI Aerospace, Inc.
                         P. O. Box 900
                         St. Charles, Missouri  63302

                         with a copy to:

                         Mr. Sanford S. Neuman
                         Gallop, Johnson & Neuman, L.C.
                         101 South Hanley, Suite 1600
                         St. Louis, Missouri  63105

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          SECTION 12.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of California as if this Agreement were fully performed and all obligations recited herein were undertaken solely within the State of California without giving effect to any choice or conflict of Law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California. Any dispute or claims made under this Agreement or any attempt to enforce the terms of this Agreement shall be resolved in San Diego, California pursuant to Section 12.9 of this Agreement.

          SECTION 12.9. Arbitration. Any dispute or claim arising to or in any way related to this Agreement or the subject matter hereof shall be settled as follows: (A) if the amount in controversy is less than One Hundred Thousand Dollars ($100,000.00), the matter shall be settled by binding arbitration in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate one (1) arbitrator from an approved list of arbitrators following both parties review and deletion of those arbitrators having a conflict of interest with either party; (B) if the amount in controversy is greater than One Hundred Thousand Dollars ($100,000.00) but less than Five Hundred Thousand Dollars ($500,000.00), AAA shall designate three
(3) arbitrators from an approved list of arbitrators following both parities review and deletion of those arbitrators having a conflict of interest with either party and the matter shall be settled by binding arbitration in accordance with the rules and regulations of AAA, and (C) if the amount in controversy exceeds Five Hundred Thousand Dollars ($500,000.00), the dispute or claim shall be settled in California Superior Court for San Diego County.

          SECTION 12.10. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          SECTION 12.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          SECTION 12.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          SECTION 12.13. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          SECTION 12.14. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of Sections 5.4, 5.5, 5,9, 5.13, 5.14, and 5.15 of this Agreement are not performed in accordance with their specific terms or otherwise are materially breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the aforementioned provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     "Buyer"

                                     LMI Aerospace, Inc.


                                     By: /s/ Ronald S. Saks
                                        ---------------------------------------
                                         Ronald S. Saks, President


                                     "Seller"


                                       /s/ Brian Geary
                                      -----------------------------------------
                                       Brian Geary, an individual